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                                                                    Exhibit 23.4

                               August 25, 1997


Board of Directors
BancorpSouth, Inc.
One Mississippi Plaza
Tupelo, Mississippi 38801

Ladies and Gentlemen:

        We hereby consent to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement on Form S-3 in connection with the registration under the Securities Act of 1933, as
amended, of up to $75,000,000 aggregate liquidation amount of the    % Capital
Trust Pass-through Securities, Series A (the Capital Securities"), of BancorpSouth Capital Trust I, a Delaware statutory business trust (the
"Trust"), the    % Junior Subordinated Debt Securities of BancorpSouth, Inc., a
Mississippi corporation (the "Company"), and a Guarantee by the Company with respect to the Capital Securities and the Trust's Common Securities.


                                     Very Truly Yours,

                                     /s/ Riley, Ford, Caldwell & Cork, P.A.